UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KeyStar Corp.

(Name of small business issuer in its charter)

Nevada		85-0738656
(State or jurisdiction of incorporation or organization)	(Classification Code Number)	(I.R.S. Employer Identification Number)

9620 Las Vegas Blvd. S STE E4-98

Las Vegas, NV 89123

(tel. no. 702-800-2511)

(Address and telephone number of principal executive offices and principal place of business)

Copies to:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [X]

i

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.00001	2,000,000	$0.05	$100,000	$10.91
TOTAL	2,000,000	$0.05	$100,000	$10.91

(1)This registration statement covers the sale by us of up to an aggregate of 2,000,000 shares of its common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, February 10, 2021

The information contained in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

KEYSTAR CORP.

2,000,000 Shares of Common Stock

$0.05 Per Share

This is the initial public offering of common stock of KeyStar Corp.  We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.05 per share.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors, Steven Lane and Zixiao Chen, will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.

There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 2,000,000 shares registered or (iii) one year after the effective date of this prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).  Investing in our shares involves a high degree of risk.  BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a quotation service or listed on a stock exchange or that any market for our stock will develop.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

Gross Proceeds	$25,000	$50,000	$75,000	$100,000
Offering Expenses	$20,000	$20,000	$20,000	$20,000
Net Proceeds	5,000	$30,000	$55,000	$80,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, dated February 10, 2021

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “KeyStar” refers to KeyStar Corp. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common shares.

Our Business

Keystar Corp. is a start-up company that was formed on April 16, 2020. Our business has two major segments: e-commerce and convention services.

We offer quality merchandise through our online store on both the retail and wholesale level in the United States. Currently, due to the global Covid pandemic, the focus is on providing much needed 3-ply and KN95 masks at affordable rates. Through our extensive network of manufacturers and suppliers in China, we believe we can add a variety of products to our customers, including electronics and accessories, home and kitchen, apparel and accessories, seasonal products, and any in-demand merchandise.

Keystar Corp. also offers convention services, which connect US buyers to Chinese manufacturers. This service has become an invaluable need. Due to the Covid pandemic, the traditional in person conventions have been paused or postponed worldwide. Both buyer and seller are eager to connect as markets open from shutdowns. Reginal chamber of commerce and industry associations in China are also actively organizing online conventions. Our job is to bridge the gap and introduce these online conventions to potential buyers, and then resume services for traditional convention once shutdowns have eased.

Being a start-up company, we have limited revenues and have limited operating history. To the present, we have engaged in formation activities, raised initial capital, positioning our company to commence operations, completing our online ecommerce website, and obtaining an audit of our financials to raise money through a registered offering of shares.

We are online based company with no demand of physical storefront location. The website for our retail ecommerce operations is https://www.keystarshop.com/. The information on our website is not made a part of this Prospectus. We have a mailbox service @ 9620 Las Vegas Blvd S., E4-98, Las Vegas, NV 89123. Our phone number: 702-800-2511.

The Offering

Common Stock Offered	Up to 2,000,000 shares at $0.05 per share

Common Stock Post Closing Capitalization:

500,000,000 shares of common stock authorized; 29,000,000 shares of the Company’s common stock are issued and outstanding as of February 9, 2021 and 31,000,000 shares will be issued and outstanding if the maximum amount of Shares in this Offering are subscribed for 25,000,000 shares of preferred stock authorized; we have 2,000,000 shares of Series A Preferred Stock issued and outstanding as of the date of this Prospectus.

Use of Proceeds

If we are successful at selling all the shares we are offering, our proceeds from this offering less offering expenses will be approximately $80,000. We intend to use these net proceeds to execute our business plan.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See “Risk Factors.”

Term of offering

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 2,000,000 shares registered or (iii) one year after the effective date of this prospectus.

No Symbol for Common Stock	There is no trading market for our Common Stock. We intend to apply for a quotation on the OTCQB through a market-maker. There is no guarantee that a market-maker will agree to assist us.

Summary Financial Information

Balance Sheet Data	As of June 30, 2020	As of September 30, 2020
Cash	$37,918	$35,107
Total Assets	$83,508	$61,149
Liabilities	$76,101	$70,239
Total Stockholder’s Equity (Deficit)	$7,407	($9,090)

Statement of Operations	For the Period from Inception (April 16, 2020) to June 30, 2020	Three Months Ended September 30, 2020
Revenue	$26,871	$12,244
Net Profit (Loss) for Reporting Period	($7,593)	($17,997)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated some revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated February 10, 2021  have stated that currently we do not a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $25,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful.  You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have only generated some revenue to date and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business.  There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $25,000 to continue operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We have recorded a gross loss as a result of cost of revenues exceeding revenues as a result of the cost of masks, courier rates and the price point we were able to sell.

We recorded revenue of $26,871 and recorded a small gross profit of $2,025, and inventory reserve of $6446 from inception to June 30, 2020.  Our revenue, gross (loss), and inventory reserve for the three months ended September 30, 2020 was $12,244, ($8,811) and $10,870, respectively.  Our gross profit/(loss) numbers in both periods was caused by high costs for masks from vendors and high courier rates.  In addition, instead of spending money on advertisement, we decided to give direct discounts on products to promote our business and masks. Some of the products were promoted at significantly below our cost, which lead to write down of inventory value as well as gross profit per U.S. GAAP guidance.  As a result, we have recorded small gross profit and gross loss in our financial statements.

Pricing for masks has since improved, and we hope that our gross revenues will increase with time but there is no assurance that we will be able to absorb our cost of goods and sell our products at price points that will create margins to keep us in business.  Without financing, we are currently unable to sustain on our own revenues. We must improve our margins or we will go out of business.

Covid-19 has been an obstacle in our convention services business, and continued shutdowns will continue to frustrate our business plan

With traditional conventions largely unavailable due to Covid 19 restrictions, our business in this industry has been effectively put on halt. There has been a push by governments and trade groups to make conventions virtual with online conventions and we are pursuing that end of the business, but we are new to that developing industry, as are other more financially resourceful players.  We have limited resources and we are forced to use those scarce resources to uphold both the convention side and the ecommerce side of our business. We may not be able to compete in the online convention business.

If the Covid restrictions remain in place, we may not be able to benefit from the traditional convention side of our business, where our officers and directors have the most experience and contacts in the industry. Any continued shutdowns will place our convention coordination services at bay and our ability to fully implement our business plan will be frustrated.

We have an ecommerce website and have made some sales. However, without traditional conventions, our marketing has been limited. Continued shutdowns will have a negative impact on our ability to conduct marketing at conventions where we have the most exposure to potential customers.

In the event that we are unable to successfully compete in the e-commerce and convention industries, we may not be able to achieve profitable operations.

We face substantial competition in the industries we engage in. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

•Lower than projected revenues;

•Price reductions and lower profit margins;

•The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If the market for e-commerce and conventions does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and other markets we engage in. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

•the cost, performance and appearance of our products and products offered by our competitors;

•public perceptions regarding our products and the effectiveness and value of our products;

•customer satisfaction with our products; and

•marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our product gain wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. Currently, we are focused on PPE products because we see an opportunity to enter that market. We will endeavor to seek out opportunities other products to add to our e-commerce site. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs and divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

Like other retailers of personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

We may be subjected to various product liability claims. In addition, we may be forced to defend lawsuits. We cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on the business. Moreover, we may not have adequate resources in the event of a successful claim against us. The successful assertion of product liability claim against us could result in potentially significant monetary damages.

We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results. If they do not perceive expected results to occur, certain individuals or groups of individuals may seek monetary retribution.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

We plan to sell our products through our website. We had originally designed to sell our products at trade shows and events, where our officers and directors have experience.  However, due to the Covid pandemic, the availability of trade shows and events has been limited by government shut downs.  As a result, we chose to sell our products on our website.  If the pandemic eases, and restrictions are lifted, we may consider other avenues to sell our products.  Our sales and marketing efforts through our website may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

Our business may be harmed by fraudulent activities.

As an e-commerce business, we may receive in the future, communications from customers due to purported fraudulent activities, including fraudulent activities on our websites such as fraudulent credit card transactions. Negative publicity generated as a result of fraudulent conduct by third parties could damage our reputation and diminish the value of our brand name. Fraudulent activities could also subject us to losses and could lead to scrutiny from lawmakers and regulators regarding the operation of our businesses, including the operation of our websites. We expect to continue to receive requests from customers for reimbursement due to purportedly fraudulent activities or threats of legal action against us if no reimbursement is made.

The security risks of e-commerce may discourage customers from purchasing products, services or solutions from us.

In order for the e-commerce market to be successful, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our websites and choose not to purchase from our websites. If someone is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of Internet usage and e-commerce.

Breaches of data security could significantly impact our business and expose us to material costs and liability.

Data security laws are becoming more widespread and burdensome and increasingly require notification of affected individuals and, in some instances, regulators. Moreover, third parties are engaging in increased cyber-attacks and other data theft efforts, and individuals are increasingly subjected to theft of identity, medical or credit card or other financial account information. In addition to risks we face from cyber-attacks or data theft efforts directly targeted at our systems, we offer our products, services and solutions to companies, such as healthcare or financial institutions, under contracts which may expose us to significant liabilities for data breaches or losses which could arise out of or result from products, services or solutions we may sell to these institutions. There is a risk that we may fail to prevent such data theft or data breaches and that our customers or others may assert claims against us as a result. In addition, the FTC and state consumer protection authorities have brought a number of enforcement actions against U.S. companies for alleged deficiencies in those companies’ data security practices, and they may continue to bring such actions. Enforcement actions, which may or may not be based upon actual cyber-attacks or other breaches in data security, present an ongoing risk to us, could result in a loss of customers, damage to our reputation and monetary damages. This liability could also include claims for other misuses of personal information, including for unauthorized marketing purposes. Other liability could include claims alleging misrepresentation of our privacy and data security practices. Any such liability could decrease our profitability and materially adversely affect our financial condition.

We do not have long-term supply agreements or guaranteed price or delivery arrangements with our vendors.

In most cases we have no guaranteed price or delivery arrangements with our suppliers. As a result, we have experienced and may in the future experience inventory shortages on certain products. Furthermore, our industry occasionally experiences significant product supply shortages and customer order backlogs due to the inability of certain manufacturers to supply certain products as needed. We cannot assure you that suppliers will maintain an adequate supply of products to fulfill our orders on a timely basis, or at all, or that we will be able to obtain particular products on favorable terms or at all. Additionally, we cannot assure you that product lines currently offered by suppliers will continue to be available to us. A decline in the supply or continued availability of the products of our vendors, or a significant increase in the price of those products, could reduce our sales and negatively affect our operating results.

If we fail to accurately predict and manage our inventory risks, our margins may decline as a result of required inventory write downs due to lower prices obtained from older or obsolete products.

We order products from international suppliers. Our products are delivered to Las Vegas, where they are stored in a climate-controlled storage unit with 24/7 security service. . There are risks that our facilities are inadequate and may result in inventory damage, theft or otherwise be compromised.  Our existing inventory is subject to obsolescence risks, as well as price erosion risks. These risks are especially significant because many of the products we sell are characterized by rapid technological change, obsolescence and price erosion, and because at times we may stock large quantities of particular types of inventory. There can be no assurance that we will be able to identify and offer products necessary to remain competitive, maintain our margins, or avoid or minimize losses related to excess and obsolete inventory. We currently have limited return rights with respect to products we purchase from some of our suppliers, but these rights vary by product line, are subject to specified conditions and limitations and can be terminated or changed at any time. If any of these risks occur, our financial results will be negatively affected

We rely on independent shipping companies to deliver the products we sell.

We rely upon third party carriers, especially FedEx and UPS, for timely delivery of our product shipments. As a result, we are subject to carrier disruptions and increased costs due to factors that are beyond our control, including employee strikes, inclement weather and increased fuel costs. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers. We do not have a written long-term agreement with any of these third party carriers, and we cannot be sure that these relationships will continue on terms favorable to us, if at all. If our relationship with any of these third party carriers is terminated or impaired, or if any of these third parties are unable to deliver products for us, we would be required to use alternative carriers for the shipment of products to our customers. We may be unable to engage alternative carriers on a timely basis or on terms favorable to us, if at all. Potential adverse consequences include:

•reduced visibility of order status and package tracking;

•delays in order processing and product delivery;

•increased cost of delivery, resulting in reduced margins; and

•reduced shipment quality, which may result in damaged products and customer dissatisfaction.

Furthermore, shipping costs represent a significant operational expense for us. Any future increases in shipping rates could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Our officer and director, Steven Lane, and our officer, Zixiao Chen, are extremely instrumental in the viability of our business and our future success. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for PPE products and convention services, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the PPE industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Because our executive officers own a majority of our outstanding stock, you may not have any influence in the corporate decisions of the company, including the election of directors.

Our current Chief Executive Officer, Steven Lane, through his company Blue Sea Assets, LLC, and Zixiao Chen, through her company Topsight Corporation, beneficially own a majority of our outstanding common stock and Series A Preferred Stock. As a result, they has a substantial voting power in all matters submitted to our stockholders for approval including:

•Election of our board of directors;

•Removal of any of our directors;

•Amendment of our Certificate of Incorporation or bylaws;

•Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and position, they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by these officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies.  If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no minimum number of shares that have to be sold in order for this offering to proceed.

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•technological innovations or new products and services by us or our competitors;

•government regulation of our products and services;

•the establishment of partnerships with other technology companies;

•intellectual property disputes;

•additions or departures of key personnel;

•sales of our common stock

•our ability to integrate operations, technology, products and services;

•our ability to execute our business plan;

•operating results below expectations;

•loss of any strategic relationship;

•industry developments;

•economic and other external factors; and

•period-to-period fluctuations in our financial results.

Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

In the event that we are unable to sell sufficient shares of common stock we may need additional capital in the future, which may not be available to us on favorable terms, or at all, and the raising of additional capital at a later time may dilute your ownership of our common stock.

We expect that the net proceeds of this offering, $80,000, will be sufficient to meet our expected needs for working capital and capital expenditures to fully implement and carry out our business plan for the next twelve months.   At a minimum, we require $25,000 for the next twelve months to pay for legal and accounting services and general and administrative expenses.  If we need to raise capital in the future, through private or public offerings, depending on the terms of the offerings, such sales of additional shares may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing through private placements of our stock or borrowing will be available to us when required, on favorable terms, or at all.  Our inability to obtain adequate capital or financing may limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business or may require us to cease business operations entirely.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We required, at a minimum, $25,000, to pay for legal and accounting services and general and administrative expenses. If we receive $25,000 (25% of the securities in this Offering are sold), we have enough funds in the bank to cover the offering expenses, so the full $25,000 would be sufficient for the next twelve months. We have no alternative plan of operation if at least 25% of the shares offered herein are not sold.  Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus.  However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•the delivery of standardized risk disclosure documents;

•the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

•written determination that the penny stock is a suitable investment for purchaser;

•written agreement to the transaction from purchaser; and

•a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

USE OF PROCEEDS

The net proceeds to us from the sale of the shares of common stock offered are estimated to be approximately $80,000 if all shares in this offering are sold, provided the offering expenses are $20,000.

The following table shows our use of net proceeds if 25%, 50%, 75%, and 100% of the shares are sold. There can be no assurance that any shares will be sold in this offering.  We intend to raise $100,000 selling 2,000,000 shares of our common stock at $0.05 per share.

	100% SOLD	75% SOLD	50% SOLD	25% SOLD
GROSS OFFERING	$100,000	$75,000	$50,000	$25,000
Commission(1)	-	-	-	-
Offering Expenses(2)	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$80,000	$55,000	$30,000	$5,000

USE OF NET PROCEEDS
Expanding product categories	$30,000	$25,000	$4,000	$4,000
Professional fees (legal, accounting and auditing)	$15,000	$15,000	$15,000	$15,000
Marketing and sales	$10,000	$6,000	$6,000	$3,000
General and administrative expenses (operating overhead, storage space and staffing)	$10,000	$4,000	$2,000	$2,000
Working capital	$15,000	$5,000	$3,000	$1,000

TOTAL APPLICATION OF PROCEEDS	$80,000	$55,000	$30,000	$25,000

(1)Commissions: There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock.  However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

(2)We will have approximately $20,000 in expenses related to this Offering. We have sufficient funds in the bank to cover this amount.

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures.  If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.05 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investor, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.05 per share because we believe that the price of $0.05 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of September 30, 2020 was negative of $9,090 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2020.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05
Post offering net tangible book value	$20,910	$45,910	$70,910
Post offering net tangible book value per share	$0.0007	$0.0015	$0.0023
Pre-offering net tangible book value per share	$(0.0003)	$(0.0003)	$(0.0003)
Increase (Decrease) in net tangible book value per share after offering	$0.0010	$0.0018	$0.0026
Dilution per share	$0.0493	$0.0485	$0.0477
Capital contribution by purchasers of shares	50,000	75,000	100,000
Capital Contribution by existing stockholders	14,500	14,500	14,500
Percentage capital contributions by purchasers of shares	77.52%	83.80%	87.34%
Percentage capital contributions by existing stockholders	22.48%	16.20%	12.66%
Gross offering proceeds	50,000	75,000	100,000
Anticipated net offering proceeds	30,000	55,000	80,000
Number of shares after offering held by public investors	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	30,000,000	30,500,000	31,000,000
Purchasers of shares percentage of ownership after offering	3.33%	4.92%	6.45%
Existing stockholders percentage of ownership after offering	96.67%	95.08%	93.55%

The following table sets forth as of September 30, 2020, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

PLAN OF DISTRIBUTION

We have 29,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  We are registering an additional 2,000,000 shares of our common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with our selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Our officers and directors will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We plan to sell the shares in this offering through our officers and directors, who intend to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by us must be made at the fixed price of $0.05 per share.

We will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

State Securities - Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $20,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•execute and deliver a subscription agreement; and

•deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “KeyStar Corp.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The current executive officers and directors of our company are as follows:

Name	Age	Position	Director Since
Steven Lane	54	President, Chief Executive Officer, Principal Executive Officer, Secretary and Director	April 16, 2020
Zixiao Chen	39	Chief Financial Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer	April 16, 2020

Steven Lane

From Jan 2016 to the present, Mr. Lane has been the director and president of Blue Sea Assets, LLC. From April 2012 to April 2018, he has been the director and president of Desert Skyline Resources, LLC.

Mr. Lane has over 30 years of successful business experience across a wide range of industries, including over 6 years of experience in import, export, distribution and tradeshow businesses. He brings a thorough knowledge of all aspects of business operation and administration to KeyStar Corp.

Zixiao Chen

Ms. Chen has 10 years of sales and exhibiting experience at trade shows, conventions and local events. She has over 15 years of experience working with companies of all sizes, and across a wide variety of industries including retail, wholesale and distribution, freight forwarding, casino gaming, hospitality, etc. Ms. Chen has extensive knowledge in business operation and administration, with focus on strategic planning, financial management, sales and marketing, research, performance improvement, and strategic revenue enhancement planning.

From April 2014 to the present, she has been President of Topsight Corporation. From July 2015 to Jan 2020, Ms. Chen was a consultant for Interlink Plus, Inc., either as individual or through her company Topsight Corporation.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

We do not currently have an audit, compensation or nominating committee.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 475,000,000 shares of common stock, with a par value of $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of February 9, 2021, there were 29,000,000 shares of our common stock issued and outstanding and 2,000,000 shares of Series A Preferred Stock issued and outstanding. Our shares are currently held by 2 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)Any other relative rights, preferences and limitations of that series.

Series A Convertible Preferred Stock

We designated 2,000,000 shares of preferred stock as “Series A Convertible Preferred Stock.”  The holders of Series A Convertible Preferred Stock have a liquidation preference over shares of common stock in an amount equal to $0.10 per share. Holders are entitled to cast 100 votes per share of Series A Convertible Preferred Stock on all matters brought before the voting securities of the company. Holders may convert the Series A Convertible Preferred Stock at a ratio of 100 shares of common stock for every one share of Series A Convertible Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We do not have any outstanding warrants or options.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the OTCQB, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)one percent of the total number of shares of our common stock outstanding; or

(2)the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

At the present time, we are not a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all securities may be resold in reliance on Rule 144.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)we would not be able to pay our debts as they become due in the usual course of business, or;

(2)our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Sadler, Gibb & Associates, LLC, Certified Public Accountants and Advisors have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented their report with respect to our audited financial statements.  The report of Sadler, Gibb & Associates, LLC is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Overview

Keystar Corp. is a start-up company that was formed on April 16, 2020. Our business has two major segments: e-commerce and convention services.

We offer quality merchandise through our online store on both the retail and wholesale level in the United States. Currently, due to the global Covid pandemic, the focus is on providing much needed 3-ply and KN95 masks at affordable rates. Through our extensive network of manufacturers and suppliers in China, we believe we can add a variety of products to our customers, including electronics and accessories, home and kitchen, apparel and accessories, seasonal products, and any in-demand merchandise.

Keystar Corp. also offers convention services, which connect US buyers to Chinese manufacturers. This service has become an invaluable need. Due to the Covid pandemic, the traditional in person conventions have been paused or postponed worldwide. Both buyer and seller are eager to connect as markets open from shutdowns. Reginal chamber of commerce and industry associations in China are also actively organizing online conventions. Our job is to bridge the gap and introduce these online conventions to potential buyers, and then resume services for traditional convention once shutdowns have eased.

Being a start-up company, we have limited revenues and have limited operating history. To the present, we have engaged in formation activities, raised initial capital, positioning our company to commence operations, completing our online ecommerce website, and obtaining an audit of our financials to raise money through a registered offering of shares.

We are online based company with no demand of physical storefront location. The website for our retail ecommerce operations is https://www.keystarshop.com/. The information on our website is not made a part of this Prospectus. We have a mailbox service @ 9620 Las Vegas Blvd S., E4-98, Las Vegas, NV 89123. Our phone number: 702-800-2511.

Suppliers and Distribution

At the early stage of the Covid pandemic, the PPE supply faced extreme shortages and inflated prices, from raw materials to finished products. The needed PPE equipment was not only difficult to obtain, but also difficult to purchase as a result of increased and fluctuating pricing from the influx in demand from existing suppliers and distributors in the market, along with new entrants. There were frequent changes in agreement terms as fraudulent buyers were weeded out of the market.

Despite the volatility in the PPE market, through years of trade show experiences and the network of Chinese manufacturers known to our management, we were able to get in touch with some reliable suppliers to start our screening process, as well as place our initial orders. Later on, as more products became available on international B2B trading platform, we also explored opportunities for new channels to increase our supplier base.

Due to the time sensitivity of these products, the early orders were all through international express mail by air. The courier rates were extremely high for these orders and pricing consistently increased on a weekly basis due to high demand and significantly reduced flights caused by pandemic travel lock-downs. Progressively, we were able to import more PPE products via ocean shipping, a slower but significantly cheaper option.  Once delivered to Las Vegas, the products are stored in a climate-controlled storage unit with 24/7 security service.

We believe our network of PPE product suppliers and the rates we are able to get for product contributes as a competitive strength in the industry. We plan to continue to expand our network of suppliers and thereby increase our competitive stance.

Marketing

Due to the ongoing Covid pandemic, we were unable to reach potential clients through traditional channels, such as trade shows and regional events. Currently, we mainly focus on digital marketing, which includes emailing potential and existing clients, social media promotions, and social media group advertising. For the local Las Vegas market, we also go door-to-door for B2B clients, mobile advertisements to promote our online store, as well as to maximize the exposure of our products by word-of-mouth through network of families, friends, and business associates.

E-commerce Website

We process all our orders through our online store at www.KeyStarShop.com. Instead of building our e-commerce website from scratch, we decided to use Shopify, a professional and well-integrated system that covers every aspects of our needs, from inventory tracking, payment, shipping, order tracking and reporting, financial reports, SEO, marketing tools and POS systems.  The monthly subscription system enabled us to quickly start the sale of products without heavy upfront investments in both time and funding. It also gave us the flexibility to scale up or expand our wholesaling efforts when needed. Using a hosted method, such as Shopify, has allowed us to free up time, energy and resources leaving the site security and reliability issues to the team at Spotify, while allowing management to focus on the growth of our business.

Competition

Competition in all aspects of the PPE products and business services industry is intense. We will compete against established PPE product companies and outsourced business services companies with name familiarity and greater financial resources. We intend to use our relatively small size to our advantage by focusing on customer service and by deploying unique marketing strategies. A large part of our effort to compete against the other companies in our field will be directed to being recognized in this market of large players and, as a small company, to gain the trust of purchasing decision makers at our potential customers. In an effort to effectively compete, we will focus heavily on providing excellent service to our customers. We also intend to compete by running cutting edge marketing campaigns that use the internet and other technologies to educate the market about our services. Competitors may seek to duplicate the benefits of our services in ways that do not infringe on any benefits that our services offer. As a result we could find that our entire marketing plan and business model is undercut or made irrelevant by actions of other companies under which we have no control. We cannot promise that we can accomplish our marketing goals and as a result may experience negative impact upon our operating results.

Regulations

Federal, state and international laws and regulations impose a number of requirements and restrictions on our business. There are state and federal consumer protection laws that apply to our customer management services business, such as laws limiting telephonic sales or mandating special disclosures, and laws that apply to information that may be captured, used, shared and/or retained when sales are made and/or collections are attempted. State and federal laws also impose limits on credit account interest rates and fees, and their disclosure, as well as the time frame in which judicial actions may be initiated to enforce the collection of consumer accounts. There are numerous other federal, state, local and even international laws and regulations related to, among other things, privacy, identity theft, telephonic and electronic communications, sharing and use of consumer information that apply to our business and to our employees’ interactions and communications with others.

For example, the Federal Trade Commission's Telemarketing Sales Rule applies a number of limitations and restrictions on our ability to make outbound calls on behalf of our clients and our ability to encourage customers to purchase higher value products and services on inbound calls. Similarly, the Telephone Consumer Protection Act of 1991, which among other things governs the use of certain automated calling technologies, applies to calls to customers. Many states also have telemarketing laws that may apply to our business, even if the call originates from outside the state. Additionally, some of the laws directed toward credit originators, such as the Truth in Lending Act and the Fair Credit Billing Act, can affect our operations because our receivables were originated through credit transactions. These laws, among others, may give consumers a legal cause of action against us or may limit our ability to recover amounts owed with respect to the receivables.

Federal and state regulators are empowered to examine and take enforcement actions for violations of these laws and regulations or for practices, policies or procedures they deem non-compliant, unfair, unsafe or unsound. Moreover, lawsuits may be brought by appropriate regulatory agencies, attorneys general and private parties for non-compliance with these laws and regulations. Accordingly, a failure to comply with the laws and regulations applicable to our business could have a material adverse effect on us.

New consumer protection and privacy protection laws or regulations are likely to impose additional requirements on the enforcement of and recovery on consumer credit card or installment accounts, telephonic sales, Internet communications and other portions of our business. We cannot ensure that some of the receivables were not established as a result of identity theft or unauthorized use of credit and, accordingly, we will not be able to recover the amount of these and other defaulted consumer receivables. As a purchaser of defaulted consumer receivables, we may acquire receivables subject to legitimate defenses on the part of the consumer. In general, our account purchase contracts allow us to return to the debt seller certain defaulted consumer receivables that may not be collectible, due to these and other circumstances. Upon return, the debt sellers are required to replace the receivables with similar receivables or repurchase the receivables. These provisions limit, to some extent, our potential losses on such accounts.

Intellectual Property, Proprietary Rights, Patents and Trademarks

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name or our mobile applications at this time; however, as business develops and operations continue, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Employees

As of June 30, 2020, we have a total of 2 employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $80,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Offering expenses*	Current	$20,000
Expanding product categories	12 months	$30,000
Professional fees (legal, accounting and auditing)	12 months	$15,000
General and administrative expenses (operating overhead, storage space and staffing)	12 months	$10,000
Marketing and Sales	12 months	$10,000
Working Capital	12 months	$10,000
Total		$80,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

*Our cash position of $20,000 as at the date of this prospectus will be used for formation activities and to pay for the expenses associated with this offering.  If we are not able to raise the full $100,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the development of our website, inventory and sales and marketing activities.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Results of Operations from Inception (April 16, 2020) to June 30, 2020 and for the Three Months Ended September 30, 2020

We generated $26,871 in revenues from inception to June 30, 2020 and $12,244 for the three months ended September 30, 2020. Our gross profit (loss) after payment for cost of goods and inventory reserve was $2,025 from inception to June 30, 2020 and ($8,811) for the three months ended September 30, 2020. Our gross profit was small and negative for each period discussed above as a result of the high cost of PPE products and courier pricing, as well as inventory reserve per U.S. GAAP guidance, due to our promoting products at significantly discounted prices. Pricing for masks and courier services has since improved, and we have ended our aggressive promotions. We hope that our gross revenues will increase with time but there is no assurance that we will be able to absorb our cost of goods and sell our products at price points that will create margins to keep us in business.

We hope to generate more revenues and with better margins for the balance of 2021 as we implement our business plan.  If we are able to secure financing from this offering, we plan to diversify our product line and increase our sales within our existing product line.

We incurred operating expenses of $8,810 from inception to June 30, 2020 and $8,052 for the three months ended September 30, 2020.  Our operating expenses for both periods consisted of general and administrative expenses and selling expenses.

We expect to incur more operating expenses for the balance of the year as a result of implementing our business plan and costs and fees associated with becoming a reporting company with the SEC.

We had a net loss of $7,593 for the period from inception to June 30, 2020.  We had a net loss of 17,997 for the three months ended September 30, 2020

Liquidity and Capital Resources

As of June 30, 2020, we had total current assets of $83,508 and total current liabilities of $76,101. We had working capital of $7,407 as of June 30, 2020.

As of September 30, 2020, we had total current assets of $59,626 and total current liabilities of $70,239. We had working capital of $10,613 as of September 30, 2020.

Operating activities used $22,082 in cash from inception to June 30, 2020.  Our negative operating cash flow is largely the result of a $45,122 decrease in inventory, offset mainly by a $4,572 increase in accounts payable and accrued liabilities and $5,933 of accounts payable and accrued liabilities due to a related party.

Operating activities provided $4,892 for the three months ended September 30, 2020.  Our positive operating cash flow is largely the result of a $16,179 increase in inventory, offset by our net loss for the period.

Financing activities provided $60,000 in cash from inception to June 30, 2020.  Our positive financing cash flow is the result of $35,000 in proceeds from notes payable, $15,000 from the issuance of common and preferred stock, and $10,000 in proceeds from convertible debt.

Financing activities used $7,704 in cash for the three months ended September 30, 2020.  Our negative financing cash flow is the result of $9,204 in repayments to amounts due to related parties.

We were incorporated on April 16, 2020. Our operations, to date, have been devoted primarily to startup, development activities, preparing our ecommerce site, establishing vendors for our products, collecting inventory, selling products and other activities. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis.  We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $25,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $25,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. As such, there can be no assurance that this offering will be successful.  You may lose your entire investment.

Off-Balance Sheet Arrangements

As of September 30, 2020, there were no off balance sheet arrangements.

Going Concern

As of September 30, 2020, the Company has cumulative deficit of $25,590 and a working capital deficit of $10,613. The Company had a net loss of $17,997 for the three months ended September 30, 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Because of these conditions, the Company will require additional working capital to develop business operations. Management’s plans are to raise additional working capital through the sale of debt and/or equity instruments as well as to generate revenues for other services. There are no assurances that the Company will be able to achieve the level of revenues adequate to generate sufficient cash flow from operations to support the Company’s working capital requirements. To the extent that funds generated are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of the filing date, the Coronavirus has caused significant volatility in global markets, including the market price of our inventory. The demand for our products and services has fluctuated and the ability of our customers to make payments for the products and services they purchased has been impacted.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging  growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging  growth  company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we  become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934,  which would occur if the market value of our ordinary shares that is held by  non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in  non-convertible  debt during the preceding three year period.  Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.  For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception or in any presently proposed transaction which, in either case, has or will materially affect us.

On April 16, 2020, the Company issued 26,000,000 common shares to a related party in exchange for cash proceeds of $13,000.

On April 20, 2020, we issued a Demand Convertible Promissory Note in the principal amount of $10,000 to our CFO, Zixiao Chen. The note bears interest at 10% per annum and may convert to common at $0.001 per share.

On May 1, 2020, the Company issued 3,000,000 common shares to a related party in exchange for cash proceeds of $1,500.

During the period April 16 (inception) to June 30, 2020, the Company purchased $7,125 of inventory from a related party.

On April 27, 2020, we issued a Demand Promissory Note to Zixiao Chen in the principal amount of $35,000.  The note bears interest at 10% per annum.

On December 30, 2020, the Company executed a promissory note a related party for cash proceeds of $30,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for period from inception to June 30, 2020.

Summary Compensation Table

Name	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Steven Lane	President, Chief Executive Officer, Principal Executive Officer, Secretary and Director	2020	-	-	-	-	-	-	-	-
Zixiao Chen	Chief Financial Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer	2020	-	-	-	-	-	-	-	-

Narrative to Compensation Table

Although we do not currently compensate our officers with any regularity, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)
L Steven Lane	-	-	-	-	-	-	-	-	-
Zixiao Chen	-	-	-	-	-	-	-	-	-

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of February 9, 2021 certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned(1)	Percent of Class(2)	Number of Shares Owned(1)	Percent of Class(2)
Steven Lane	3,000,000	10%	-	-
Zixiao Chen(3)	26,000,000	90%	2,000,000	100%
All Directors and Executive Officers as a Group (2 persons)	29,000,000	100%	2,000,000	100%
5% Holders

(1)Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 29,000,000 shares of common stock and 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding as of February 9, 2021.

(3)Includes shares held in a Topsight Corporation, a company Ms. Chen controls.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of KeyStar Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of KeyStar Corp. (“the Company”) as of June 30, 2020, the related statements of operations, stockholders’ equity, and cash flows for the period April 16, 2020 to June 30, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and the results of its operations and its cash flows for the period April 16, 2020 to June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a loss from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2020.

Draper, UT

February 10, 2021

KEYSTAR CORP.

BALANCE SHEET

June 30, 2020

ASSETS

Current assets:
Cash	$37,918
Inventory, net	45,122
Prepaid expenses	468
Total current assets	83,508

Total assets	$83,508

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,572
Accounts payable and accrued expenses - related party	26,529
Note payable - related party	35,000
Convertible note payable - related party	10,000
Total current liabilities	76,101

Total liabilities	76,101

Commitments and contingencies - See Note 6

Stockholders' equity:
Preferred stock Series A, convertible preferred stock $ 0.0001 par value, 25,000,000 shares authorized 2,000,000 shares issued and outstanding as of June 30, 2020	200
Common stock, $0.0001 par value, 475,000,000 shares authorized 29,000,000 shares issued and outstanding as of June 30, 2020	2,900
Additional paid-in capital	13,400
Stock subscriptions receivable	(1,500)
Accumulated deficit	(7,593)

Total stockholders' equity	7,407

Total liabilities and stockholders' equity	$83,508

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

STATEMENT OF OPERATIONS

Inception (April 16, 2020) to June 30, 2020

Revenue	$26,871

Cost of goods sold	24,846

Gross profit	2,025

Operating expenses:
General and administrative	7,438
Selling expenses	1,372

Total operating expenses	8,810

Other expense:
Interest expense - related party	(808)

Total other expense	(808)

Net loss	$(7,593)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	28,407,895

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

STATEMENT OF STOCKHOLDERS' EQUITY

	Preferred Stock $0.0001 Par Value		Common Stock $0.0001 Par Value
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Stock Subscriptions Receivable	Accumulated Deficit	Total Stockholders' Equity
Balance, April 16, 2020	-	$-	-	$-	$-	$-	$-	$-

Issuance of common stock for cash	-	-	29,000,000	2,900	11,600	(1,500)	-	13,000

Issuance of Series A convertible preferred stock for cash	2,000,000	200	-	-	1,800	-	-	2,000

Net loss for period from inception on April 16, 2020 through June 30, 2020	-	-	-	-	-	-	(7,593)	(7,593)

Balance, June 30, 2020	2,000,000	$200	29,000,000	$2,900	$13,400	$(1,500)	$(7,593)	$7,407

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

STATEMENT OF CASH FLOWS

Inception (April 16, 2020) to June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,593)
Adjustments to reconcile to net loss to net cash used in operating activities:
Expenses paid on behalf of the company by related party	20,596
Inventory reserve	6,446

Changes in operating assets and liabilities:
Inventory	(51,568)
Prepaid expenses	(468)
Accounts payable and accrued liabilities	4,572
Accounts payable and accrued liabilities due to related party	5,933

Net cash used in operating activities	(22,082)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash from investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	35,000
Proceeds from convertible note payable	10,000
Proceeds from issuance of common stock	13,000
Proceeds from issuance of Series A convertible preferred stock	2,000

Net cash provided by financing activities	60,000

NET CHANGE IN CASH	37,918

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$37,918

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Non-cash investing and financing activities:
Common stock issued for subscription payable	$1,500

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statement presented in this report is of KeyStar Corp. The Company maintains its accounting records on accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

The financial statement presents the Balance Sheet, Statement of Operations, Stockholders' Equity and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying financial statements have been prepared in accordance with U.S. GAAP.

Organization

The Company was incorporated on April 16, 2020 under the laws of the State of Nevada, as KeyStar Corp.

Nature of Operations

The Company sells KN95 facemasks, disposable facemasks and disinfectant wipes through an online store in the United States of America.

The Company is planning to offer convention services, which connect US buyers to Chinese manufacturers. Due to the COVID-19 pandemic, the traditional conventions have been postponed in the United States of America. As such, the Company is trying to bridge the gap and introduce the online conventions to potential buyers.

Year End

The Company’s year-end is June 30.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $7,593 as of June 30, 2020. The Company had net loss of $7,593 and negative cash flows of $22,082 from operations as of June 30, 2020. These conditions raise substantial doubt about the entity's ability to continue as a going concern for a period of one year from the issuance of these financial statements.

The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing notes and continuing to have related party pay for company expenses. We cannot be certain that capital will be provided when it is required.

Cash and Equivalents

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposits and all highly liquid debt instruments with original maturities of three months or less.

Inventory

Inventory is carried at the lower of cost and estimated net realizable value, with cost being determined using the first-in, first-out (FIFO) method. The Company establishes reserves for estimated excess and obsolete inventory equal to the difference between the cost of inventory and estimated net realizable value of the inventory based on estimated reserve percentage, which considers historical usage, known trends, inventory age and market conditions. When the Company disposes excess and obsolete inventories, the related disposals are charged against the inventory reserve. See Note 2 for additional information.

Lease Commitments

The Company has no lease commitments. The Company leases a storage facility with terms of month to month for its products.

Fair Value of Financial Instruments

The Company recognized the fair value of financial instruments in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, “Fair Value Measurements”, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets and liabilities in active markets;

Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Cash reported on the balance sheet is estimated by management to approximate fair market value due to their short-term nature.

The Company has had no transfers between levels of its assets or liabilities as of June 30, 2020.

Revenue Recognition

The Company recognizes revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which consists of five steps to evaluating contracts with customers for revenue recognition: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Revenue recognition occurs at the time we satisfy a performance obligation to our customers, when control transfers to customers upon shipment, provided there are no material remaining performance obligations required of the Company or any matters of customer acceptance. We only record revenue when collectability is probable.

The Company provides quality merchandise through our online store in the United States of America. Due to COVID-19 pandemic, the Company is focusing on providing disposable face masks and KN-95 face masks at affordable price. The customers order and pay the products through our online store, when the Company confirms the order and payment, the Company delivers the product through common carriers, at which point the Company recognizes the revenue, as this is when our performance obligation is satisfied. The Company records actual sales returns when the customers return the products. The transaction price has not been affected by returns based on the Company not have significant returns.

As the date of filing, the Company has not recognized any convention services revenue.

For the period April 16 (inception) to June 30, 2020, the Company recognized $26,871 in revenue.

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheet in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the statements of operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return.

Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

Earnings per Share

Basic earnings per share (“EPS”) are determined by dividing the net earnings by the weighted-average number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding under the treasury stock method. As of June 30, 2020, there were 210,000,000 potentially dilutive shares that need to be considered as common share equivalents and because of the net loss, the effect of these potential common shares is anti-dilutive.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a potential impact on the Company’s results of operations, financial position or cash flow.

Leases:  In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires companies to generally recognize on the balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The Company  adopted Topic ASC 842 using the effective date of inception as the date of our initial application of the standard. The Company used the new transition election to not restate comparative periods and elected the package of practical expedients upon adoption, which permits the Company to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs.  Consequently, financial information for the comparative periods will not be updated.  Upon adoption, there was no material impact to the financial statements.

Stock Based Compensation:  In June 2018, FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718),Improvements to Nonemployee Share Based Payment Accounting.  The amendments in this Update expand the scope of stock compensation to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance in this Update does not apply to transactions involving equity instruments granted to a lender or investor that provides financing to the issuer. The guidance is effective for fiscal years beginning after December 31, 2018 including interim periods within the fiscal year. The Company adopted with an effective date of inception.  Upon adoption, there was no material impact to the financial statements.

The Company accounts for stock-based compensation based on the fair value of all option grants or stock issuances made to employees or directors on or after its implementation date (the beginning of fiscal 2006), as well as a portion of the fair value of each option and stock grant made to employees or directors prior to the implementation date that represents the unvested portion of these share-based awards as of such implementation date, to be recognized as an expense, as codified in ASC 718. The Company calculates stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option pricing model. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. Compensation expense is recognized only for those awards that are expected to vest, and as such, amounts have been reduced by estimated forfeitures. The Company has not issued any options and warrants since inception.

There are no other recent accounting pronouncements that are expected to have a material impact on the condensed consolidated financial statements.

NOTE 2 - INVENTORY

As of June 30, 2020, the value of inventory was $45,122.

Inventory reserves are established for estimated excess and obsolete inventory equal to the difference between the cost of the inventory and the estimated net realizable value of the inventory on estimated reserve percentage, which consider historical usage, known trends, inventory age and market conditions. As of June 30, 2020, Inventory reserve was $6,446.

June 30,2020
Disinfectant Wipes	$151
Disposable Face Masks	39,334
KN-95 Face Masks	12,083
Total inventory	51,568

Less: inventory reserve	(6,446)
Inventory, net	$45,122

NOTE 3 - NOTES PAYABLE

On April 27, 2020, the Company executed a promissory note with a related party for $35,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment. As of June 30, 2020, the principal balance is $35,000 and accrued interest is $614. The interest expense for the period from April 16, 2020 (Inception) through June 30, 2020 was $614.

NOTE 4 - CONVERTIBLE DEBT

On April 20, 2020, the Company executed a convertible promissory note with a related party for $10,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment. This note is convertible at $0.001 per common share and can be converted by Notice of Conversion at the option of the holder. As of June 30, 2020, the principal balance is $10,000 and accrued interest is $194. The interest expense for the period from April 16, 2020 (Inception) through June 30, 2020 was $194.

NOTE 5 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue 475,000,000 shares of its $0.0001 par value common stock and 25,000,000 shares of its $0.0001 par value preferred stock.  The Series A convertible preferred stock has a liquidation preference of $0.10 per share, have super voting rights of 100 votes per share, and each share of Series A may be converted into 100 shares of common stock.

Preferred Stock

On April 16, 2020, the Company issued 2,000,000 preferred shares to a related party in exchange for cash proceeds of $2,000.

Common Stock

On April 16, 2020, the Company issued 26,000,000 common shares to a related party in exchange for cash proceeds of $13,000.

On May 1, 2020, the Company issued 3,000,000 common shares to a related party in exchange for stock subscriptions receivable of $1,500.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

As of June 30, 2020, the Company did not have any known commitments or contingencies.

Legal matter contingencies

The Company believes, based on current knowledge and after consultation with counsel, that it is not currently party to any material pending proceedings, individually or in the aggregate, the resolution of which would have a material effect on the Company.  Provisions for losses are established in accordance with ASC 450, “Contingencies” when warranted.  Once established, such provisions are adjusted when there is more information available about an event occurs requiring a change.

NOTE 7 - INCOME TAXES

The provision for income taxes on the statements of operations consists of $-0- for the period of April 16, 2020 through June 30, 2020. Deferred tax assets are comprised of the following at December 31:

2020
Net operating loss carryforward	$1,595
Temporary differences
Less valuation allowance	(1,595)
Deferred tax asset, net	$-

Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial reporting purposes. At June 30, 2020, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At June 30, 2020, net operating loss carry forwards were approximately $7,593, for federal tax purposes that expire at various dates through 2040.

Utilization of net operating loss carry forwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986, as amended, and similar state regulations. The annual limitation may result in the expiration of substantial net operating loss carry forwards before utilization.

For June 30, 2020, the provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (21% in 2020) to income taxes as follows:

2020
Tax benefit computed at 21%	$-
Change in valuation allowance	1,595
Change in carryovers and tax attributes	(1,595)
Income tax provision	$-

NOTE 8 - RELATED PARTY TRANSACTIONS

During the period April 16 (inception) to June 30, 2020, the Company officer paid $20,596 of expenses on behalf of the Company and demanded repayment of $2,000 leaving a balance due to related party of $18,596 as of June 30, 2020.

During the period April 16 (inception) to June 30, 2020, the Company purchased $7,125 of inventory from a related party.

As of June 30, 2020, the balance of accounts payable and accrued expenses due to a related party was $26,529.

The Company has a note payable and convertible note payable with a related party, Ssee Notes 3 and 4 for further discussion.4 on note payable and convertible note.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2020 to the date these financial statements were issued, and there were no other material subsequent events to disclose in these financial statements, except as noted.

On September 8, 2020, the Company received $1,500 from a related party for stock subscription receivable mentioned on Note 5.

On December 30, 2020, the Company executed a promissory note with a related party for cash proceeds of $30,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment.

KEYSTAR CORP.

BALANCE SHEETS

	September 30, 2020	June 30, 2020
	(unaudited)
ASSETS

Current assets:
Cash	$35,107	$37,918
Inventory, net	24,519	45,122
Prepaid expenses	-	468
Total current assets	59,626	83,508

Other assets:
Security deposit	1,523	-
Total other assets	1,523	-

Total assets	$61,149	$83,508

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$6,220	$4,572
Accounts payable and accrued expenses - related party	19,019	26,529
Note payable - related party	35,000	35,000
Convertible note payable - related party	10,000	10,000
Total current liabilities	70,239	76,101

Total liabilities	70,239	76,101

Commitments and contingencies - See Note 7

Stockholders' equity:
Preferred stock , Series A, convertible preferred stock, $ 0.0001 par value, 25,000,000 shares authorized 2,000,000 and 2,000,000 shares issued and outstanding as of September 30, 2020 and June 30, 2020, respectively	200	200
Common stock, $0.0001 par value, 475,000,000 shares authorized 29,000,000 and 29,000,000 shares issued and outstanding as of September 30, 2020 and June 30, 2020, respectively	2,900	2,900
Additional paid-in capital	13,400	13,400
Stock subscriptions receivable	-	(1,500)
Accumulated deficit	(25,590)	(7,593)

Total stockholders' equity (deficit)	(9,090)	7,407

Total liabilities and stockholders' equity (deficit)	$61,149	$83,508

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

STATEMENT OF OPERATIONS

(unaudited)

For the Three Months ended September 30, 2020

Revenue	$12,244

Cost of goods sold	21,055

Gross profit	(8,811)

Operating expenses:
General and administrative	7,645
Selling expenses	407

Total operating expenses	8,052

Other expense:
Interest expense - related party	(1,134)

Total other expense	(1,134)

Net loss	$(17,997)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	29,000,000

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Three Month Ended September 30, 2020

(unaudited)

	Preferred Stock $0.0001 Par Value		Common Stock $0.0001 Par Value
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Stock Subscriptions Receivable	Accumulated Deficit	Total Stockholders' Equity
Balance, June 30, 2020	2,000,000	$200	29,000,000	$2,900	$13,400	$(1,500)	$(7,593)	$7,407

Cash received in satisfaction of stock subscriptions receivable	-	-	-	-	-	1,500	-	1,500

Net loss for the period	-	-	-	-	-	-	(17,997)	(17,997)

Balance, September 30, 2020	2,000,000	$200	29,000,000	$2,900	$13,400	$-	$(25,590)	$(9,090)

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

STATEMENT OF CASH FLOWS

(unaudited)

For the Three Months Ended September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,997)
Adjustments to reconcile to net loss to net cash provided by operating activities:
Expenses paid on behalf of the company by related party	557
Inventory reserve	4,424

Changes in operating assets and liabilities:
Inventory	16,179
Prepaid expenses	(1,055)
Accounts payable and accrued expenses	1,648
Accounts payable and accrued expenses due to related party	1,135

Net cash provided by operating activities	4,892

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used from investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of amounts due to related party	(9,204)
Cash received in satisfaction of stock subscriptions receivable	1,500

Net cash used in financing activities	(7,704)

NET CHANGE IN CASH	(2,811)

CASH AT BEGINNING OF PERIOD	37,918

CASH AT END OF PERIOD	$35,107

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

KEYSTAR CORP.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

NOTE 1 - BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto included in this Form S-1 for the year ended June 30, 2020. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

Operating results for the three-month period ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending June 30, 2021.  The condensed balance sheet at June 30, 2020 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles in the U.S. for complete financial statements.

Going Concern

As of September 30, 2020, the Company has a cumulative deficit of $25,590 and a working capital deficit of $10,613. The Company had a net loss of $17,997 for the three months ended September 30, 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.  Because of these conditions, the Company will require additional working capital to develop business operations. Management’s plans are to raise additional working capital through the sale of debt and/or equity instruments as well as to generate revenues for other services. There are no assurances that the Company will be able to achieve the level of revenues adequate to generate sufficient cash flow from operations to support the Company’s working capital requirements. To the extent that funds generated are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of the filing date, the Coronavirus (“COVID-19”) has caused significant volatility in global markets, including the market price of our inventory. The demand for our products and services has fluctuated and the ability of our customers to make payments for the products and services they purchased has been impacted.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposits and all highly liquid debt instruments with original maturities of three months or less.

Inventory

The value of the Company’s inventory is $24,519 as of September 30, 2020. Inventory is carried at the lower of cost and estimated net realizable value, with cost being determined using the first-in, first-out (FIFO) method. The Company establishes reserves for estimated excess and obsolete inventory equal to the difference between the cost of inventory and estimated net realizable value of the inventory based on estimated reserve percentage, which considers historical usage, known trends, inventory age and market conditions. When the Company disposes excess and obsolete inventories, the related disposals are charged against the inventory reserve. See Note 3 for additional information.

Lease Commitments

The Company has no lease commitments. The Company leases a storage facility with terms of month to month for its products.

Fair Value of Financial Instruments

The Company recognized the fair value of financial instruments in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, “Fair Value Measurements”, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets and liabilities in active markets;

Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Cash reported on the balance sheet are estimated by management to approximate fair market value due to their short-term nature.

The Company has had no transfers between levels of its assets or liabilities as of September 30, 2020.

Revenue Recognition

The Company recognizes revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which consists of five steps to evaluating contracts with customers for revenue recognition: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Revenue recognition occurs at the time we satisfy a performance obligation to our customers, when control transfers to customers upon shipment, provided there are no material remaining performance obligations required of the Company or any matters of customer acceptance. We only record revenue when collectability is probable.

The Company provides quality merchandise through our online store in the United States of America. Due to COVID-19 pandemic, the Company is focusing on providing disposable face masks and KN-95 face masks at affordable price. The customers order and pay the products through our online store, when the Company confirms the order and payment, the Company delivers the product through common carriers, at which point the Company recognizes the revenue, as this is when our performance obligation is satisfied.

As the date of filing, the Company has not recognized any convention services revenue.

For the three months ended September 30, 2020, the Company recognized $12,244 in revenue.

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s consolidated balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the consolidated statements of operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return.

Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

Earnings per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common stockholders by the diluted weighted average number of shares outstanding during the year. As of September 30, 2020, 210,000,00 common stock equivalents were excluded from the calculation of diluted loss per common share as of September 30, 2019, as the effect of these shares on earnings per share would have been anti-dilutive.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a potential impact on the Company’s results of operations, financial position or cash flow.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU2016-13”). ASU 2016-13 replaces the current incurred loss methodology for recognizing credit losses with a current expected credit loss model, which requires the measurement of all expected credit losses for financial assets held at the reporting based on historical experience, current condition, and reasonable and supportable forecasts. ASU 2016-13 also requires enhanced disclosures for better understanding of significant estimates and judgments used in estimating credit losses. ASU 2016-13 became effective for the company in July 2020. Upon adoption, there was no material impact to the financial statements.

Leases:  In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires companies to generally recognize on the balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The Company early adopted Topic ASC 842 using the effective date of inception as the date of our initial application of the standard. The Company used the new transition election to not restate comparative periods and elected the package of practical expedients upon adoption, which permits the Company to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs.  Consequently, financial information for the comparative periods will not be updated.  Upon adoption, there was no material impact to the financial statements.

Stock Based Compensation:  In June 2018, FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718),Improvements to Nonemployee Share Based Payment Accounting.  The amendments in this Update expand the scope of stock compensation to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance in this Update does not apply to transactions involving equity instruments granted to a lender or investor that provides financing to the issuer. The guidance is effective for fiscal years beginning after December 31, 2018 including interim periods within the fiscal year. The Company adopted with an effective date of inception.  Upon adoption, there was no material impact to the financial statements.

The Company accounts for stock-based compensation based on the fair value of all option grants or stock issuances made to employees or directors on or after its implementation date (the beginning of fiscal 2006), as well as a portion of the fair value of each option and stock grant made to employees or directors prior to the implementation date that represents the unvested portion of these share-based awards as of such implementation date, to be recognized as an expense, as codified in ASC 718. The Company calculates stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option pricing model. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. Compensation expense is recognized only for those awards that are expected to vest, and as such, amounts have been reduced by estimated forfeitures. The Company has not issued any stock options and vested and non-vested stock grants to directors since inception.

Debt with Conversion and Other Options:  In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.

There are no other recent accounting pronouncements that are expected to have a material impact on the condensed financial statements.

NOTE 3 - INVENTORY

As of September 30, 2020, the value of inventory was $24,519 and consists of 100% of finished goods.

Inventory reserves are established for estimated excess and obsolete inventory equal to the difference between the cost of the inventory and the estimated net realizable value of the inventory on estimated reserve percentage, which consider historical usage, known trends, inventory age and market conditions. As of September 30, 2020, Inventory reserve was $10,870.

June 30,2020
Disposable Face Masks	$26,406
KN-95 Face Masks	8,983
Total inventory	35,389

Less: inventory reserve	(10,870)
Inventory, net	$24,519

NOTE 4 - NOTES PAYABLE - RELATED PARTY

On April 27, 2020, the Company executed a promissory note with a related party for $35,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment. As of September 30, 2020, the principal balance is $35,000 and accrued interest is $1,496. The interest expense for three months ended September 30, 2020 was $882.

NOTE 5 - CONVERTIBLE DEBT - RELATED PARTY

On April 20, 2020, the Company executed a convertible promissory note with a related party for $10,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment. This note is convertible at $0.001 per common share and can be converted by Notice of Conversion at the option of the holder. As of September 30, 2020, the principal balance is $10,000 and accrued interest is $447. The interest expense for the three months ended September 30, 2020 was $252.

NOTE 6 - SHAREHOLDERS’ EQUITY

The Company is authorized to issue 475,000,000 shares of its $0.0001 par value common stock and 25,000,000 shares of its $0.0001 par value preferred stock.  The Series A convertible preferred stock has a liquidation preference of $0.10 per share, have super voting rights of 100 votes per share, and each share of Series A may be converted into 100 shares of common stock.

Preferred Stock

The Company has 2,000,000 and 2,000,000 shares of its $0.0001 par value preferred stock issued and outstanding as of September 30, 2020 and June 30, 2020, respectively.

During the three months ended September 30, 2020, there was no preferred stock issued.

Common Stock

The Company has 29,000,000 and 29,000,000 shares of its $0.0001 par value common stock issued and outstanding as of September 30, 2020 and June 30, 2020, respectively.

On September 8, 2020, the Company received $1,500 from a related party for stock subscription receivable.

During the three months ended September 30, 2020, there was no common stock issued.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

As of September 30, 2020, the Company did not have any known commitments or contingencies.

Legal matter contingencies

The Company believes, based on current knowledge and after consultation with counsel, that it is not currently party to any material pending proceedings, individually or in the aggregate, the resolution of which would have a material effect on the Company.  Provisions for losses are established in accordance with ASC 450, “Contingencies” when warranted.  Once established, such provisions are adjusted when there is more information available about an event occurs requiring a change.

NOTE 8 - RELATED PARTY TRANSACTIONS

As of September 30, 2020, the Company owes $19,019, to the Company’s officer, for the funding of its current operating expenses. The amount owing is unsecured, non-interest bearing, and due on demand. During the three months period ended September 30, 2020, the Company officer paid $557 of expenses on behalf of the Company and demanded repayment of $9,204.

The Company has a note payable and convertible note payable with a related party, see Note 4 and 5 for further discussion on accrued notes interest and accrued convertible note interest.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2020 to the date these financial statements were issued, and there were no other material subsequent events to disclose in these financial statements, except as noted.

On December 30, 2020, the Company executed a promissory note with a related party for cash proceeds of provide $30,000.  The note bears interest at 10% per annum and is due in two business days after demand for payment.

AVAILABLE INFORMATION

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by KEYSTAR CORP. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$12.98
Auditor fees and expenses	$7,000
Accounting fees and expenses	$2,000
Legal fees and expenses	$10,000
Transfer agent fees	1,000
Miscellaneous expenses	-
Total	$20,012.98

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.a transaction from which the director derived an improper personal profit; and

4.willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.such indemnification is expressly required to be made by law;

2.the proceeding was authorized by our Board of Directors;

3.such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF SECURITIES

On April 16, 2020 we issued 29,000,000 shares of our common stock and 2,000,000 shares of our Series A Convertible Preferred Stock to our officers and directors at $0.001 for $31,000 in total proceeds.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

ITEM 16. EXHIBITS

Exhibit Number	Exhibit Name
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	Bylaws
5.1	Opinion and Consent of The Doney Law Firm
10.1	Demand Promissory Note dated December 30, 2020
23.1	Consent of Independent Accountant
23.2	Consent of The Doney Law Firm (Contained in Exhibit 5.1)
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS.

a.The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by  Section 10 (a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.There is no underwriter.

c.The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, on February 10, 2021.

KEYSTAR CORP.

By: /s/ Steven Lane

Steven Lane

Chief Executive Officer, Secretary, Principal Executive Officer and Director

By: /s/ Zixiao Chen

Zixiao Chen

Chief Financial Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Steven Lane

Steven Lane

Chief Executive Officer, Secretary, Principal Executive Officer and Director

February 10, 2021

By: /s/ Zixiao Chen

Zixiao Chen

Chief Financial Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director

February 10, 2021

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